Exhibit 4

                         Incorporated under the laws of
                                    Delaware


                              Intertech Corporation

                     This certifies that ____________ is the
         registered Holder of ________________ Share of Capital Stock of

                              Intertech Corporation

         Fully paid and non-assessable transferable only on the books of the Corporation by the Holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

            In Witness Whereof, the said Corporation has caused this
        certificate to he signed by its duly authorized officers and its
      Corporate Seal to be affixed hereunto this __ day of _______________.


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       Secretary                                                President